POWER OF ATTORNEY

Know all by these presents, that I hereby constitute and appoint Scott Sherman, Marlo Cormier, Rebecca L. Morley, and Dennis Ko, and each of them individually, my true and lawful attorney-in-fact to:

(1)

execute for me and on my behalf, in my capacity as an Officer of Sally Beauty Holdings, Inc. (the “Company”), Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”), and any other forms required to be filed or submitted in accordance with Regulation S-T promulgated by the U.S. Securities and Exchange Commission (the “SEC”), or any successor provision, in order to file the Section 16 Forms electronically (collectively, a “Form”);

(2)

do and perform any and all acts for me and on my behalf that may be necessary or desirable to complete and execute any such Form, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and the New York Stock Exchange; and

(3)

take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, me, it being understood that the documents executed by each such attorney-in-fact on behalf of me pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as he or she may approve in his or her discretion.

I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that each such attorney-in-fact is serving in such capacity at my request, and is not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until I am no longer required to file any Forms with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to each such attorney-in-fact.

Any Power of Attorney previously granted by me concerning the subject matter hereof is hereby revoked.

IN WITNESS WHEREOF, I have executed this Power of Attorney on November 5, 2025.

/s/ Kim McIntosh

Kim McIntosh

STATE OF TEXAS

)

COUNTY OF DENTON

)

This Power of Attorney was acknowledged before me on November 5, 2025, by Kim McIntosh.

/s/ Stephanie Rummans

Notary Public

My commission expires on January 13, 2026.

[SEAL]